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                         TRUST AGREEMENT

This Agreement is made as of the 1st day of January 1998 by and between Belden Wire & Cable Company ("Company") and Banker's Trust Company ("Trustee").


Introduction

The Company has adopted the nonqualified deferred compensation plans ("Plans") listed in Appendix A and has incurred or expects to incur liabilities under the Plans to those individuals participating in them.

The Company wishes to establish a trust ("Trust") and to contribute to the Trust assets which shall be held in trust, subject to the claims of the Company's creditors in the event of the Company's Insolvency (as defined below), until paid to Plan participants and their beneficiaries in the manner and at the times specified in the Plans.

The parties intend that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained to provide deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

The Company intends to make contributions to the Trust to provide itself with a source of funds to help it meet its liabilities under the Plans.

NOW, the parties do establish the Trust in accordance with the following.


1.   Establishment of Trust

     1.1 The Company deposits with the Trustee in trust $500, the principal of the Trust, to be held, administered and disposed of by the Trustee as provided in this Agreement.

     1.2 The Trust is revocable by the Company; it shall become irrevocable upon a Change of Control (as defined in Section 13.4 below).

     1.3 The Trust is intended to be a grantor trust. The Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     1.4 The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as noted below. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of Plan participants

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          and their beneficiaries against the  Company.  Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 below.

     1.5 Within thirty days following a Change of Control (as defined below), the Company shall make an irrevocable contribution to the Trust in an amount that is sufficient to pay all Plan participants and their beneficiaries the aggregate accrued benefits to which they would be entitled pursuant to the Plans as of the date of the Change of Control (whether or not they are then entitled to receive such accrued benefits), and shall thereafter make further irrevocable contributions to the Trust on a current basis as and in the amount that such benefits accrue. The Trustee shall have no responsibility for enforcing payment of any contribution to the Trust, for the timing or amount thereof, or for the adequacy of the Trust to meet or discharge any liabilities of the Plan.


2.   Payments to Plan Participants and Their Beneficiaries.

     2.1 As and when payable pursuant to the Plans, the Company shall promptly furnish to the Trustee a schedule ("Payment Schedule") that shows (i) the amounts payable to each Plan participant (and his or her beneficiaries), (ii) a formula or other instructions acceptable to the Trustee for determining the amounts so payable,
          (iii) the form in which such amounts are to be paid (as provided for or available under the Plans), and (iv) the time of commencement for payment of such amounts. Except as otherwise provided in this Agreement, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     2.2 The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

     2.3 The Company may pay benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to pay benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient.

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3.   Trustee's Responsibilities to Trust Beneficiary When Company is
     Insolvent.

     3.1 The Trustee shall stop paying benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Agreement if
          (i) the Company is unable to pay its debts as they become due, or
          (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     3.2  At all times during the continuance of this Trust, as provided in
          Section 1.4 above, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below:

          3.2.1 The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of their view that the Company is Insolvent. If the Board of Directors of the Company, the Chief Executive Officer or other employee of the Company, or a person claiming to be a creditor of the Company, alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          3.2.2. Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          3.2.3 If, at any time, the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

          3.2.4 The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     3.3 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust

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          pursuant to Section 3.2 above and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for under this Agreement during any such period of discontinuance.


4.   Payments to Company.

     Except as provided in Section 3 above, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of accrued benefits (present and future) have been made to all Plan participants and their beneficiaries pursuant to the terms of the Plans.

5.   Investment Authority

     In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

     Without in any way limiting the powers and discretions conferred upon it by the other provision of this Agreement or by law, the Trustee is expressly authorized and empowered:

     (a) to purchase, sell, exchange, convey, transfer or otherwise acquire or dispose of any property held by it, by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such purchase or sale or other acquisition or disposition;

     (b) to enter into contracts or to make commitments either alone or in company with others to sell at any future date any property held in the Trust or to purchase any property which it may be authorized to acquire under this Agreement;

     (c) to vote upon any stocks, bonds or other securities, to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property held in the Trust;

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     (d)  to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the power herein granted;

     (e) to register any investment held in the Trust in its own name or in the name of a nominee and to hold any investment in bearer form, or to deposit or to arrange for the deposit of such securities in a qualified central depository even though, when so deposited such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by any other person, or to deposit or to arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a federal reserve bank, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust;


     (f) to employ suitable agents, depositories and counsel, domestic or foreign, and to charge their reasonable expenses and compensation against the Trust;

     (g) to compromise or otherwise adjust all claims in favor of or against the Trust, except that it will not exercise this power without the consent of the Company if the claim solely affects an interpretation of a participant's or his beneficiary's rights under the Plan;

     (h) to maintain cash balances to meet anticipated distributions from, or administrative expenses of, the Trust without incurring any obligation to pay interest thereon; and

     (i) to transfer assets to any registered investment company for which the Trustee or any affiliate of the Trustee provides, for compensation, custodial, advisory or other services.


6.   Disposition of Income.

     During the term of this Trust, all of the income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


7.   Accounting by Trustee.

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and

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     investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.


8.   Responsibility of Trustee.

     8.1 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. However, the Trustee shall be held harmless by the Company and shall not incur any liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     8.2 If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     8.3 The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations under this Agreement.

     8.4 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations under this Agreement.

     8.5 The Trustee shall have, without exclusion, all powers conferred in Trustees by applicable law, unless this Agreement expressly provides otherwise. However, if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     8.6 Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

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9.   Compensation and Expenses of Trustee.

     The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.


10.  Resignation and Removal of Trustee.

     10.1 The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and Trustee agree otherwise.

     10.2 The Trustee may be removed by the Company on 7 days' notice or upon shorter notice accepted by the Trustee.

     10.3 Upon a Change of Control, the Trustee may not be removed by the Company for four years.

     10.4 If the Trustee resigns within four years following a Change of Control, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11.2 below prior to the effective date of Trustee's resignation or removal.

     10.5 Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     10.6 If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 below, by the effective date of resignation or removal under paragraphs 10.1 or 10.2 of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


11.  Appointment of Successor.

     11.1 If the Trustee resigns or is removed in accordance with Sections
          10.1 or 10.2 above, the Company may appoint any third party which is a bank trust department or other entity that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

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     11.2 If the Trustee resigns pursuant to the provisions of Section 10.4 above and selects a successor Trustee, Trustee may appoint any third party which is a bank trust department or other entity that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer. Upon the appointment and acceptance by, and transfer of assets to, a successor
          Trustee, the Trustee shall have no further responsibilities under this Trust Agreement.

     11.3 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 above. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


12.  Amendment or Termination.

     12.1 The Agreement may be amended by a written instrument executed by the Trustee and the Company. However, no such amendment shall conflict with the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1.2 above.

     12.2 The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to any accrued benefits (present or future) pursuant to the Plans, unless sooner revoked in accordance with Section 1.2 above. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

     12.3 Following a Change of Control, no provision of Sections 1, 2, 3, 4, 5, 6, 10 or 12 of this Agreement may be amended unless all Plan participants (and their beneficiaries as applicable) unanimously agree in writing to any such amendment.


13.  Miscellaneous.

     13.1 Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions of this Agreement.

     13.2 Benefits payable to Plan participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at

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          law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     13.3 This Agreement shall be governed by and construed in accordance with the laws of New York.

     13.4 For purposes of this Trust, the term "Change of Control" shall mean (i) the occurrence of a Triggering Event under the Rights Agreement of July 6, 1995 between Belden Inc. and the First Chicago Trust Company of New York, as such Rights Agreement may be assigned or amended, or (ii) the purchase or other acquisition by any person, entity or group thereof, within the meaning of
          Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, (iii) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or (iv) a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

14.  Effective Date.

     The effective date of this Trust Agreement shall be January 1, 1998.



BELDEN WIRE & CABLE COMPANY


By:       /s/ Stephen H. Johnson

Name:     Stephen H. Johnson

Title:    Assistant Treasurer


BANKER'S TRUST COMPANY

By:       /s/ Allen R. Murray

Name:     Allen R. Murray

Title:    Vice President

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                                     Appendix A
                                        to the
                                   Trust Agreement
                                       between
                              Belden Wire & Cable Company
                                         and
                                Banker's Trust Company




Schedule of Plans

Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan Belden Wire & Cable Company Supplemental Excess Defined Contribution Plan Belden Wire & Cable Company Management Incentive Deferral Plan

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